UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2004

Targeted Genetics Corporation

(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 623-7612

Not Applicable (Former name or former address, if changed since last report)

Item 2. Disposition of Significant Subsidiary
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 2. Disposition of Significant Subsidiary

     As reported on July 30, 2004 in the quarterly report on Form 10-Q filed by Targeted Genetics Corporation, or Targeted Genetics, with the Securities and Exchange Commission, or Commission, on July 27, 2004, Chromos Molecular Systems, Inc., or Chromos, acquired all of the outstanding shares of Targeted Genetics’ majority-owned subsidiary, CellExSys, Inc., or CellExSys, through a merger between CellExSys and Chromos Inc., a wholly owned subsidiary of Chromos. Under the terms of the merger agreement, Chromos has issued to CellExSys shareholders 1,500,000 shares of Chromos common stock and a secured convertible debenture totaling approximately $3.4 million Canadian, subject to certain purchase price adjustments. The debenture bears annual interest of 2% and is payable in two annual installments on July 27, 2005 and 2006. The debenture and the related interest is repayable by Chromos at its option in either cash or by the issuance of shares of Chromos common stock, assuming certain limited conditions are met by Chromos.

     Each shareholder of CellExSys will receive a pro rata distribution of Chromos common stock and principal and interest payments received on the debenture, based on the shareholder’s equity interest in CellExSys as of July 27, 2004. Targeted Genetics owned approximately 79% of CellExSys at the time of the merger. In combination with the shares of Chromos common stock issued at closing, if the debenture is fully paid in shares of Chromos common stock, the shareholders of CellExSys would receive up to 3.5 million shares, which represents an approximately 17.2% equity interest in Chromos, based on issued and outstanding shares of Chromos as of the date of closing. The market value of these 3.5 million shares of Chromos common stock as of the date of closing was approximately $1.4 million. Chromos has funded certain of CellExSys’ operational costs through the closing of the merger through deposits totaling $502,000. As a result of the merger, we will record a gain during the quarter ended September 30, 2004, equal to the combination of the net liabilities assumed by Chromos, the deposits received from Chromos to fund pre-closing operating costs, and our pro-rata share of the fair value of the merger consideration.

     A copy of the Agreement and Plan of Merger, dated June 21, 2004, by and among, Chromos, Chromos, Inc., CellExSys and Targeted Genetics was filed as Exhibit 10.2 to Targeted Genetics’ quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on July 30, 2004, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (b) Pro Forma Financial Information.

The following pro forma balance sheets give effect to the disposition of CellExSys as if the disposition had occurred on June 30, 2004.

	June 30,	Pro forma
	2004	Adjustments	Notes	June 30, 2004
	(historical)			(pro forma)

Current assets	$37,935,000	$(160,000)	1	$38,490,000
		715,000	2
Property and equipment, net	2,876,000	—		2,876,000
Goodwill, net	31,649,000	—		31,649,000
Other non-current assets	813,000	420,000	2	1,173,000
		(60,000)	1

Total assets	$73,273,000	$915,000		$74,188,000

Current liabilities	$8,328,000	$(247,000)	1	$7,579,000
		(502,000)	1
Long-term accrued restructure expenses and deferred rent	5,358,000	—		5,358,000
Long-term obligations	10,873,000	—		10,873,000

Total liabilities	24,559,000	(749,000)		23,810,000

Shareholders’ equity	48,714,000	1,664,000	3	50,378,000

Total liabilities and shareholders’ equity	$73,273,000	$915,000		$74,188,000

     Notes to Pro forma balance sheet as of June 30, 2004:

1 –	To reflect net liabilities assumed in acquisition and the application of deposits used to fund pre-closing operating costs.

2 –	To reflect the estimated fair value of investment in common shares of Chromos and debenture received as purchase price consideration.

3 –	To reflect the effect on equity of the estimated gain from the disposition of CellExSys consisting of the estimated fair value of the purchase price consideration and the value of net liabilities assumed and deposits applied to fund pre-closing operating costs. The actual purchase price consideration is subject to adjustment in accordance with the terms of the merger agreement. As a result, the actual gain we report may differ from the estimated gain presented in this pro forma balance sheet.

The following tables reflect unaudited pro forma results of operations assuming the disposition of CellExSys, giving effect to the disposition as if it had occurred at the beginning of each respective period. The pro forma results, do not give effect to any gain resulting from the disposition of CellExSys, which will be reflected in the period ending September 30, 2004, and will consist of the net liabilities assumed by Chromos, the deposits received from Chromos to fund pre-closing operating costs, and our pro-rata share of the fair value of the merger consideration. The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the disposition of CellExSys actually occurred as of the beginning of each period presented.

	December 31,	Pro forma		December 31,
	2003	Adjustments	Notes	2003
	(historical)			(pro forma)

Revenue under collaborative agreements	$14,073,000	$—		$14,073,000
Operating expenses:
Research & development	17,197,000	(1,518,000)	1	15,679,000
General & administrative	5,490,000	(483,000)	1	5,007,000
Restructure charges	5,190,000	—		5,190,000

Total operating expenses	27,877,000	(2,001,000)		25,876,000

Loss from operations	(13,804,000)	2,001,000		(11,803,000)
Other expense, net	(1,029,000)	54,000	2	(975,000)

Net loss	$(14,833,000)	$2,055,000		$(12,778,000)

Net loss per common share	$(0.26)			$(0.22)
Shares used in computation	57,486,000			57,486,000

		Pro forma
	June 30, 2004	Adjustments	Notes	June 30, 2004
	(historical)			(pro forma)

Revenue under collaborative agreements	$4,081,000	$—		$4,081,000
Operating expenses:
Research & development	9,065,000	(620,000)	1	8,445,000
General & administrative	3,816,000	(236,000)	1	3,580,000
Restructure charges	416,000	—		416,000

Total operating expenses	13,297,000	(856,000)		12,441,000

Loss from operations	(9,216,000)	856,000		(8,360,000)
Other expense, net	(92,000)	27,000	2	(65,000)

Net loss	$(9,308,000)	$883,000		$(8,425,000)

Net loss per common share	$(0.12)			$(0.11)
Shares used in computation	77,239,000			77,239,000

     Notes to pro forma statements of operations:

1 –	To eliminate the operating costs which cease as a result of the disposition of CellExSys. These amounts do not include corporate overhead costs that had previously been allocated to CellExSys for accounting purposes.

2 –	To reflect interest income on debenture from beginning of period at an assumed rate of 10%.

     (c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated June 21, 2004, by and among, Chromos, Chromos, Inc., CellExSys and Targeted Genetics (incorporated by reference to Exhibit 10.2 to Targeted Genetics’ quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on July 30, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

Date: August 11, 2004	By:	/s/ Todd E. Simpson Todd E. Simpson Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated June 21, 2004, by and among, Chromos, Chromos, Inc., CellExSys and Targeted Genetics (incorporated by reference to Exhibit 10.2 to Targeted Genetics’ quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on July 30, 2004).

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